FIRST AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

      THIS AMENDMENT effective as of the 14th day of February, 2011, amends that certain Investment Advisory Agreement (the "Agreement") by and between Virtus Variable Insurance Trust, a Delaware statutory trust (the "Trust"), and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser"), as follows:


1. The Agreement is hereby amended to include Virtus
Premium AlphaSector Series as an "Additional
Series" pursuant to paragraph 2. Schedule A to the Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects.
All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Agreement, as amended.

3. This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.



[signature page follows]



    IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers or other representatives.


VIRTUS VARIABLE INSURANCE TRUST


By: /s/ Francis G. Waltman
Name: Francis G. Waltman
Title: Senior Vice President


VIRTUS INVESTEMENT ADVISERS, INC.


By: /s/ Francis G. Waltman
Name: Francis G. Waltman
Title: Senior Vice President


SCHEDULE A


Series                            Annual Investment Advisory Fee

Virtus Premium AlphaSector Series                  1.10%
Virtus Small-Cap Growth Series                     0.85%
Virtus Small-Cap Value Series                      0.90%



                           1st            Next           Over
                         $250 Mil        $250 Mil       $500 Mil


Virtus Capital Growth      0.70%          0.65%           0.60%
Series

Virtus Growth & Income     0.70%            0.65%         0.60%
Series

Virtus Multi-Sector        0.50%            0.45%         0.40%
Fixed Income Series

Virtus Strategic           0.60%            0.55%         0.50%
Allocation Series

Virtus International       0.75%            0.70%         0.65%
Series


                        1st           Next $1          Over
                     $1 Billion     $1 Billion      $2 Billion

Virtus Real Estate     0.75%           0.70%           0.65%
Securities Series